Exhibit 99.1

Phillips 66 Partners Reports
First-Quarter Earnings

Highlights

•	Acquired Gold Line System and Medford Spheres for $700 million

•	Generated $23.3 million of distributable cash flow and $21.5 million of adjusted EBITDA

•	Increased quarterly distribution by 22 percent to $0.2743 per unit

•	Reported net income of $28.0 million and adjusted earnings of $18.3 million

HOUSTON, April 30, 2014 – Phillips 66 Partners LP (NYSE: PSXP) announces first-quarter adjusted earnings of $18.3 million, which includes one month's financial results of the Gold Line products system and Medford Spheres (collectively referred to as the "acquired assets"). Including the results of the acquired assets prior to their acquisition on March 1, 2014 ("predecessor results"), the partnership's net income was $28.0 million.

Distributable cash flow, including one month's results of the acquired assets, was $23.3 million, a 31 percent increase compared with the fourth quarter of 2013. Excluding predecessor results, adjusted EBITDA for first-quarter 2014 was $21.5 million.

“Our commitment to growing the partnership was demonstrated by our successful completion of a significant post-IPO acquisition,” said Greg Garland, Phillips 66 Partners chairman and CEO. “We increased our distribution by 22 percent this quarter and are pursuing additional investment opportunities to deliver top-quartile distribution growth.”

Financial Results

Excluding predecessor results, total adjusted revenues for the first quarter were $36.0 million, up $6.0 million from the fourth quarter of 2013. The increase primarily resulted from one month of post-acquisition revenues from the acquired assets, partially offset by lower pipeline throughput and terminal volumes on the Sweeny to Pasadena products system due to maintenance activities at Phillips 66's Sweeny Refinery. Including predecessor results, total reported revenues were $51.9 million in the first quarter of 2014.

Excluding predecessor results, total adjusted costs were $17.4 million, up $4.5 million from the fourth quarter of last year. The increase was primarily driven by post-acquisition costs from the acquired assets, as well as transaction costs associated with the acquisition. The increase also reflects interest expense associated with a 5-year, $160 million note payable to Phillips 66 the partnership assumed as part of the acquisition. Including predecessor results, total reported costs were $23.6 million in the first quarter of 2014.

Phillips 66 Partners Reports First Quarter Earnings

On April 23, 2014, the board of directors of our general partner declared a quarterly cash distribution of $0.2743 per limited partner unit. This distribution represents a 22 percent increase over the previous quarterly distribution of $0.2248 per unit, and is 29 percent above the partnership's minimum quarterly distribution of $0.2125 per unit. Together with the general partner distributions, the total distribution will be $21.1 million.

As of March 31, 2014, Phillips 66 Partners had $21.1 million in cash and cash equivalents. The partnership also has a $250 million unused revolving credit facility, which may be expanded by up to an additional $250 million. At the end of the first quarter, the public owned a 25 percent limited partner interest in Phillips 66 Partners, and Phillips 66 owned the remaining 73 percent limited partner interest and the 2 percent general partner interest.

Investor Webcast

Phillips 66 Partners President Tim Taylor; Vice President and Chief Financial Officer Greg Maxwell; and Chief Operating Officer Tom Liberti, will host a webcast today at 2 p.m. EDT to discuss the partnership’s first-quarter performance. To listen to the conference call and view related presentation materials, go to www.phillips66partners.com/events. For detailed supplemental information, go to www.phillips66partners.com/reports.

About Phillips 66 Partners

Headquartered in Houston, Phillips 66 Partners is a growth-oriented traditional master limited partnership formed by Phillips 66 to own, operate, develop and acquire primarily fee-based crude oil, refined petroleum product and natural gas liquids pipelines and terminals and other transportation and midstream assets. For more information, visit www.phillips66partners.com.

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CONTACTS
Rich Johnson (media)
832-765-1016
rich.johnson@p66.com

William Steen (investors)
832-765-3174
william.steen@p66.com

Phillips 66 Partners Reports First Quarter Earnings

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This news release includes forward-looking statements. Words and phrases such as “is anticipated,” “is estimated,” “is expected,” “is planned,” “is scheduled,” “is targeted,” “believes,” “intends,” “objectives,” “projects,” “strategies” and similar expressions are used to identify such forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements relating to Phillips 66 Partners’ operations are based on management’s expectations, estimates and projections about the partnership, its interests and the energy industry in general on the date this news release was prepared. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Factors that could cause actual results or events to differ materially from those described in the forward-looking statements include the continued ability of Phillips 66 to satisfy its obligations under our commercial and other agreements; the volume of crude oil and refined petroleum products we transport; the tariff rates with respect to volumes that we transport through our regulated assets, which rates are subject to review and possible adjustment by federal and state regulators; fluctuations in the prices for crude oil and refined petroleum products; liabilities associated with the risks and operational hazards inherent in transporting, terminaling and storing crude oil and refined petroleum products; potential liability from litigation or for remedial actions, including removal and reclamation obligations under environmental regulations; and other economic, business, competitive and/or regulatory factors affecting Phillips 66 Partners’ businesses generally as set forth in our filings with the Securities and Exchange Commission. Phillips 66 Partners is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Information—This news release includes the terms adjusted earnings, EBITDA, adjusted EBITDA, distributable cash flow, adjusted revenues and adjusted costs. These are non-GAAP financial measures. EBITDA, adjusted EBITDA and distributable cash flow are included to help facilitate comparisons of operating performance of the partnership with other companies in our industry, as well as help facilitate an assessment of our assets’ ability to generate sufficient cash flow to make distributions to our partners. We believe that the presentation of EBITDA, adjusted EBITDA and distributable cash flow provides useful information to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to EBITDA, adjusted EBITDA and distributable cash flow are net income and net cash provided by operating activities. We also include the revenues, costs and results of our operations excluding predecessor results. We believe that excluding predecessor results provides useful information to investors in assessing the results of operations most directly attributable to our common unitholders. These non-GAAP measures should not be considered as alternatives to GAAP revenues, costs and expenses, net income or net cash provided by operating activities. They have important limitations as analytical tools because they exclude some but not all items that affect revenues, costs and expenses, net income and net cash provided by operating activities. They should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP. Additionally, because EBITDA, adjusted EBITDA and distributable cash flow may be defined differently by other companies in our industry, our definition of EBITDA, adjusted EBITDA and distributable cash flow may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

References in the release to earnings refer to net income. References to EBITDA refer to earnings before interest, income taxes, depreciation and amortization.

Phillips 66 Partners Reports First Quarter Earnings

Results of Operations (Unaudited)

Factors Affecting Comparability

Effective March 1, 2014, we acquired the Gold Line products system and the Medford Spheres (collectively referred to as the "acquired assets") from Phillips 66 (the "acquisition"). Because this was a transfer among entities under common control, all historical financial results of the acquired assets prior to its acquisition have been included in our financial results. Prior year information has been recast to reflect this required accounting treatment. To assist the reader, we have provided additional information that is comparable on a period-to-period basis, which focuses on the results of operations of our assets following the acquisition. In addition, reconciliations of our full first-quarter 2014 and fourth-quarter 2013 results are provided in the information below.

We refer to the historical results of the acquired assets collectively as the "Acquired Assets Predecessor." Differences in revenues and expenses for the periods prior to and after the acquisition are similar to the differences in the periods prior to and after the initial public offering detailed in the "Factors Affecting the Comparability of Our Financial Results" in the Management’s Discussion and Analysis of Financial Condition and Results of Operations section of the 2013 Annual Report on Form 10-K filed with the SEC on Feb. 21, 2014.

Summarized Financial Statement Information
	Millions of Dollars Except as Indicated
	Q1 2014	Q4 2013
Selected Income Statement Data
Revenues	$51.9	$49.1
Net income	28.0	25.2

Adjusted earnings*	18.3	17.0
Adjusted EBITDA*	21.5	18.8
Distributable cash flow	23.3	17.8
*Excludes predecessor results of the acquired assets.

Net Income Attributable to the Partnership Per Limited Partner Unit—Basic and Diluted (dollars)
Common units	$0.25	$0.24
Subordinated units—Phillips 66	0.24	0.24

Selected Balance Sheet Data
Cash and cash equivalents	$21.1	$425.1
Total assets	332.4	721.4
Total debt	160.0	—

Total Equity/Net Investment
Net Investment	$—	$125.4

Equity held by public
Common units	409.2	409.1
Equity held by Phillips 66
Common units	49.7	48.6
Subordinated units	105.3	104.9
General partner	(409.4)	11.5
Total Equity	$154.8	$699.5

Phillips 66 Partners Reports First Quarter Earnings

Statement of Income—Reconciliation of Predecessor and Partnership
	Millions of Dollars
	Q1 2014
	Phillips 66 Partners LP	Acquired Assets Predecessor	Consolidated
Revenues
Transportation and terminaling services—related parties	$35.3	$15.2	$50.5
Transportation and terminaling services—third parties	0.6	0.7	1.3
Other income	0.1	—	0.1
Total revenues	$36.0	$15.9	$51.9

Costs and Expenses
Operating and maintenance expenses	$8.3	$3.3	$11.6
Depreciation	2.4	1.2	3.6
General and administrative expenses	5.6	1.1	6.7
Taxes other than income taxes	0.6	0.6	1.2
Interest and debt expense	0.5	—	0.5
Total costs and expenses	$17.4	$6.2	$23.6
Income before income taxes	18.6	9.7	28.3
Provision for income taxes	0.3	—	0.3
Net Income	$18.3	$9.7	$28.0

	Millions of Dollars
	Q4 2013
	Phillips 66 Partners LP	Acquired Assets Predecessor	Consolidated
Revenues
Transportation and terminaling services—related parties	$29.8	$18.0	$47.8
Transportation and terminaling services—third parties	0.1	1.1	1.2
Other income	0.1	—	0.1
Total revenues	$30.0	$19.1	$49.1

Costs and Expenses
Operating and maintenance expenses	$7.7	$5.1	$12.8
Depreciation	1.5	2.8	4.3
General and administrative expenses	3.1	2.2	5.3
Taxes other than income taxes	0.4	0.8	1.2
Interest and debt expense	0.2	—	0.2
Total costs and expenses	$12.9	$10.9	$23.8
Income before income taxes	17.1	8.2	25.3
Provision for income taxes	0.1	—	0.1
Net Income	$17.0	$8.2	$25.2

Phillips 66 Partners Reports First Quarter Earnings

Selected Operating Data
	Thousands of Barrels Daily
	Q1 2014
	Phillips 66 Partners LP	Acquired Assets Predecessor	Consolidated
Pipeline, Terminal and Storage Volumes
Pipelines*
Crude oil throughput	259	—	259
Refined product throughput	373	158	418
Total	632	158	677

Terminals
Crude Oil
Storage volumes	212	—	212
Terminaling throughput	198	—	198
Refined Products
Terminaling throughput	434	155	429
Total	844	155	839
* Represents the sum of volumes transported through each separately tariffed pipeline segment.

Revenue per Barrel ($/BBL)
Average pipeline revenue	0.39	1.17	0.51
Average terminaling and storage revenue	0.24	0.55	0.27

	Thousands of Barrels Daily
	Q4 2013
	Phillips 66 Partners LP	Acquired Assets Predecessor	Consolidated
Pipeline, Terminal and Storage Volumes
Pipelines*
Crude oil throughput	244	—	244
Refined product throughput	315	133	448
Total	559	133	692

Terminals
Crude Oil
Storage volumes	207	—	207
Terminaling throughput	199	—	199
Refined Products
Terminaling throughput	272	161	433
Total	678	161	839
* Represents the sum of volumes transported through each separately tariffed pipeline segment.

Revenue per Barrel ($/BBL)
Average pipeline revenue	0.33	1.22	0.51
Average terminaling and storage revenue	0.21	0.30	0.22

Phillips 66 Partners Reports First Quarter Earnings

Reconciliation of Adjusted EBITDA and Distributable Cash Flow to Net Income
	Millions of Dollars
	Q1 2014
	Phillips 66 Partners LP	Acquired Assets Predecessor	Consolidated
Reconciliation to Net Income
Net Income	$18.3	$9.7	$28.0
Plus:
Depreciation	2.4	1.2	3.6
Net interest expense	0.4	—	0.4
Amortization of deferred rentals	0.1	—	0.1
Provision for income taxes	0.3	—	0.3
EBITDA	$21.5	$10.9	$32.4
Less:
EBITDA attributable to predecessor	—	10.9	10.9
Adjusted EBITDA	$21.5	$—	$21.5

Plus:
Adjustments related to minimum volume commitments	2.3	**	2.3
Phillips 66 prefunded projects and indemnities	1.5	**	1.5
Transaction costs associated with the acquisition	1.5	**	1.5
Less:
Net interest paid	—	**	—
Income taxes paid	—	**	—
Maintenance capital expenditures	3.5	**	3.5
Distributable Cash Flow	$23.3	**	$23.3
** Information is not applicable for the predecessor results of the acquired assets.

Phillips 66 Partners Reports First Quarter Earnings

Reconciliation of Adjusted EBITDA and Distributable Cash Flow to Net Income
	Millions of Dollars
	Q4 2013
	Phillips 66 Partners LP	Acquired Assets Predecessor	Consolidated
Reconciliation to Net Income
Net Income	$17.0	$8.2	$25.2
Plus:
Depreciation	1.5	2.8	4.3
Net interest expense	0.1	—	0.1
Amortization of deferred rentals	0.1	—	0.1
Provision for income taxes	0.1	—	0.1
EBITDA	$18.8	$11.0	$29.8
Less:
EBITDA attributable to predecessor	—	11.0	11.0
Adjusted EBITDA	$18.8	$—	$18.8

Plus:
Adjustments related to minimum volume commitments	(0.1)	**	(0.1)
Phillips 66 prefunded projects	0.5	**	0.5
Transaction costs associated with the acquisition	0.4	**	0.4
Less:
Net interest paid	—	**	—
Income taxes paid	—	**	—
Maintenance capital expenditures	1.8	**	1.8
Distributable Cash Flow	$17.8	**	$17.8
** Information is not applicable for the predecessor results of the acquired assets.

Phillips 66 Partners Reports First Quarter Earnings

Reconciliation of Adjusted EBITDA and Distributable Cash Flow to Net Cash Provided by Operating Activities
	Millions of Dollars
	Q1 2014	Q4 2013
Reconciliation to Net Cash from Operating Activities
Net cash from operating activities	$25.4	$27.5
Plus:
Net interest expense	0.4	0.1
Provision for income taxes	0.3	0.1
Changes in working capital	6.4	1.4
Accrued environmental costs	—	0.7
Other	(0.1)	—
EBITDA	$32.4	$29.8
Less:
EBITDA attributable to predecessor	10.9	11.0
Adjusted EBITDA	$21.5	$18.8

Plus:
Adjustments related to minimum volume commitments	2.3	(0.1)
Phillips 66 prefunded projects and indemnities	1.5	0.5
Transaction costs associated with the acquisition	1.5	0.4
Less:
Net interest paid	—	—
Income taxes paid	—	—
Maintenance capital expenditures	3.5	1.8
Distributable Cash Flow	$23.3	$17.8